                                                                   EXHIBIT 10.22

                                                                  EXECUTION COPY

                                 LOAN AGREEMENT

                  THIS LOAN AGREEMENT is made as of February 13, 2002, by and among SynQuest, Inc., a Georgia corporation (the "Company"), and Warburg, Pincus Investors, L.P., a Delaware limited partnership, as lender (the "Lender").

                                    RECITALS

                  WHEREAS, the Company seeks bridge financing to provide working capital for its business; and

                  WHEREAS, the Lender desires to provide such bridge financing.

                  NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants made herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.       LOAN.

                  1.1 THE MAXIMUM AMOUNT. The Lender hereby agrees to loan to the Company funds necessary to enable the Company to meet its working capital needs; provided, however, that the aggregate amount of such borrowings shall not exceed $3,000,000.00 (the "Maximum Amount").

                  1.2 BORROWINGS. The Company may borrow from the Lender from time to time any amounts in denominations of at least $500,000.00 or integral multiples of $100,000.00 in excess thereof up to but not exceeding the Maximum Amount in the aggregate; provided, however, that any principal amounts repaid under the Notes (as defined below) may not be reborrowed under this Agreement and any such repayments will cause a corresponding reduction in the Maximum Amount. To make a borrowing, the Company shall give the Lender at least three business days' notice of borrowing. The exact amount outstanding shall be the amount reflected on the Lender's books and records from time to time, which books and records shall be conclusive evidence of the amount outstanding absent manifest error. The Lender shall advance the borrowings to such account as the Company shall direct.

                  1.3 CERTIFICATE OF OFFICER. All borrowings hereunder shall be evidenced by a certificate from a duly authorized officer of the Company in form and substance reasonably satisfactory to the Lender certifying that the representations, warranties and covenants of the Company set forth herein are true and correct in all respects and that there has been no change in or effect on the business of the Company or any of its subsidiaries that is or is reasonably likely to be materially adverse to the business, operations, properties (including intangible properties and leased or owned properties), condition (financial or otherwise), prospects, assets or liabilities of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), each as of the date of such borrowing.

                  1.4 TERMINATION. Except as provided in Section 6.10 hereof, this Agreement shall terminate on the earlier of (i) the date on which the Company has borrowed and repaid funds hereunder equal, in the aggregate, to the Maximum Amount and (ii) December 31, 2002 (the "Termination Date"). All borrowings hereunder shall be due and payable on or prior to the close of business on December 31, 2002. After the Termination Date, the Lender shall have no further obligation to contribute any funds to the Company hereunder.

         2.       ISSUANCE OF NOTES.

                  2.1 NOTE. The Company hereby agrees that, upon each borrowing of funds from the Lender, the Company will execute and deliver to the Lender a promissory note and security agreement substantially in the form attached hereto as Exhibit A, evidencing the loan made by the Lender (each, a "Note," and collectively, the "Notes").

                  2.2 INTEREST. The outstanding principal amount on each Note shall bear interest at the rates set forth in the Notes. Interest shall commence with the date of issuance thereof and shall continue on the outstanding principal balance until the Note is paid in full.

                  2.3 USURY SAVINGS CLAUSE. Each Note shall contain an appropriate usury savings clause.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to the Lender the following:

                  3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to carry on its business as now being conducted and proposed to be conducted in the future. The Company is duly qualified to transact business and is in good standing in each jurisdiction where failure to so qualify would have a Material Adverse Effect.

                  3.2 AUTHORIZATION. All corporate actions on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, and delivery of this Agreement, the Notes, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, and delivery of the Notes, have been taken. This Agreement and the Notes constitute the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) state and federal securities laws with respect to rights to indemnification or contribution.

                  3.3 CONSENTS. Other than a Current Report on Form 8-K to be filed with the Securities and Exchange Commission, the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder (including the issuance and sale of the Notes) do not require the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority that has not already been obtained prior to the date hereof.

                  3.4 ABSENCE OF DEFAULTS. The execution and delivery of this Agreement and the performance of its obligations hereunder (including the issuance and sale of the Notes) will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any material indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of the Company or the Third Amended and Restated Articles of Incorporation or Bylaws of the Company. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any such key agreements and instruments or in any license, permit or authorization to which the Company is a party or by which it may be bound.

                  3.5 USE OF PROCEEDS. All proceeds loaned to the Company under the Notes shall be used solely for lawful business purposes. The Company is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds or any amounts loaned under the Notes will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

                  3.6 SUBORDINATION OF OTHER DEBT. Subject to Permitted Liens (as defined in the Notes), all present and future debt of the Company, shall, at all times, be subordinated to the Obligations (as such term is defined in each Note) of the Company. If requested by the Lender, the Company shall deliver a subordination agreement with respect to such debt in form and substance reasonably satisfactory to the Lender.

                  3.7 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. The Company has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and the Company has timely paid and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owned by the Company. The Company may, however, defer payment of any contested taxes, provided that the Company (i) in good faith contests the Company's obligation to the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies the Lender in writing of the commencement of, and any material development in, the proceedings and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon the Collateral. Other than a proposed adjustment for New York State sales tax estimated by the Company to be approximately $100,000, the Company is unaware of any claims or adjustments proposed for any of the Company's prior tax years which could result in additional taxes becoming due and payable by the Company. The Company has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and the Company has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of the Company.

         4. LEGENDS. The Company and the Lender understand that the Notes may bear the following legend:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

         5. CONDITIONS TO LOAN. The obligation of the Lender to advance any funds hereunder is subject to the satisfaction of the following conditions:

                  5.1 NOTE. The Lender shall have received a Note substantially in the form of Exhibit A attached hereto evidencing such loan; and

                  5.2 CERTIFICATE. The Lender shall have received a certificate of a duly authorized officer of the Company pursuant to Section 1.3 of this Agreement.

         6.       MISCELLANEOUS.

                  6.1 FEES AND EXPENSES. Each party hereto shall bear their own attorney's fees in connection with the negotiation and execution of this Agreement and the other documents and agreements with the Lender contemplated herein.

                  6.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto (including transferees of any securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  6.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents, entered into and to be performed entirely within New York.

                  6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or four (4) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party, in the case of the Company or the Lender, on the signature page hereto, or at such other address as such party may designate by advance written notice to the other parties.

                  6.6 FINDER'S FEE. The Company agrees to indemnify and hold harmless the Lender from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible. The Lender and agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Lender or any of its officers, partners, employees, or representatives is responsible.

                  6.7 ENTIRE AGREEMENT. This Agreement, the Notes and the other documents delivered pursuant hereto or thereto, constitute the entire agreement among the parties hereto and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                  6.8 AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Lender. Any waiver or amendment effected in accordance with this section shall be binding upon each holder of any Notes purchased under this Agreement at the time outstanding, each future holder of all such Notes, and the Company.

                  6.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  6.10 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the consummation or termination of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    SYNQUEST, INC.



                                    By:   /s/ John Bartels
                                          -------------------------------
                                    Name:
                                    Title:

                                    Address: 3500 Parkway Lane, Suite 555
                                             Norcross, Georgia 30092
                                             Facsimile: (770) 325-2949
                                             Attention:


ACCEPTED AND AGREED:

WARBURG, PINCUS INVESTORS, L.P., AS LENDER

By: WARBURG, PINCUS & CO.,
    General Partner



    By:  /s/ Joseph Landy
         -------------------------
         Name:
         Title:

Address: 466 Lexington Avenue
         New York, New York 10017
         Facsimile: (212) 878-9359
         Attention:

                                    EXHIBIT A

                 FORM OF PROMISSORY NOTE AND SECURITY AGREEMENT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                     PROMISSORY NOTE AND SECURITY AGREEMENT


Note No. 1

$___________________                                   New York, New York
                                                       February ___, 2002

         For value received SynQuest, Inc., a Georgia corporation ("Borrower"), unconditionally promises to pay to Warburg, Pincus Investors, L.P., or its assigns, as Lender (as defined in the Loan Agreement (as defined below)), the principal sum of __________________________________ ($____________) with simple interest on the outstanding principal amount. The outstanding principal amount, together with all accrued and unpaid interest, shall be due and payable on __________, 2002 (the "Maturity Date").

         1. Interest. The outstanding principal amount on this Promissory Note and Security Agreement (this "Note") shall bear interest at the Prime Rate (as defined below) plus two percent (2%) per annum and shall commence with the date hereof and shall continue on the outstanding principal until this Note is paid in full, in accordance with the terms hereof. Notwithstanding the foregoing, any amount outstanding under this Note shall bear interest from and after the Maturity Date at the Prime Rate plus three percent (3%) per annum. Any interest on this Note accruing after the Maturity Date shall accrue and be compounded monthly until the Obligations (as defined below) of Borrower with respect to the payment of such interest has been discharged (whether before or after judgment). For Purposes hereof, the "Prime Rate" shall mean the interest rate announced publicly by the Atlanta office of SunTrust as its "Prime Rate" as then in effect. For purposes of calculating interest hereunder, the Prime Rate shall first be determined as of the opening of business on the date hereof, and thereafter shall be redetermined every six (6) months thereafter.

         2. Payments. Borrower may prepay all or any portion of this Note at any time without penalty. All payments shall be made to the Lender at it offices at 466 Lexington Avenue, New York, NY 10017, or at such other address as the Lender may specify in writing. All payments received from Borrower hereunder shall be applied first, to the payment of any expenses due to the Lender pursuant to the terms of this Note, second, to the payment of interest accrued and unpaid on this Note, and third, to reduce the principal balance hereunder. Any payments of expenses, principal or interest shall be made in U.S. dollars.

         3. Loan Agreement. This Note is being issued pursuant to the Loan Agreement, dated as of February ___, 2002, by and between Borrower and the Lender (the "Loan Agreement"), and is subject to the provisions thereof. If any dispute arises between the terms of the Loan Agreement and the terms of this Note, the terms of the Loan Agreement shall prevail.

         4. No Voting Rights. This Note shall not entitle the Lender to any voting rights or other rights as a stockholder of Borrower.

         5. Transfers. This Note may be transferred only in compliance with applicable federal and state securities laws and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Borrower. Thereupon, a new promissory note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. The Lender agrees to provide a form W-9 to Borrower on request.

         6.       Collateral.

                  6.11 As collateral for the repayment in full of the principal of and interest on this Note, together with all costs of enforcement of this Note (the "Obligations"), the undersigned does hereby grant to the Lender a security interest in the property set forth on Schedule 1 hereto together with all proceeds thereof (the "Collateral"). Upon the occurrence and continuance of an Event of Default (as defined below), the Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York (the "UCC").

                  6.12 The principal place of business of Borrower is 3500 Parkway Lane, Suite 555, Norcross, Georgia 30092 (the "Principal Office"). Any Collateral consisting of goods or inventory is located at the Principal Office or another office of Borrower. Borrower will give the Lender notice within 15 days of any material change in the foregoing information. At reasonable times, and on one business day's notice, the Lender or its agent, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records, provided the Lender or its agent shall take all reasonable steps to keep confidential all information obtained in any such inspection or audit.

                  6.13 Borrower will maintain all Collateral in good condition, ordinary wear and tear excepted, will not use the Collateral for any unlawful purpose and will immediately advise the agent in writing of any material loss or damage to the Collateral.

Borrower will not sell, lease or otherwise dispose of the Collateral without the prior written consent of the Lender. Borrower will notify the Lender within five calendar days of any commercial tort claim (as defined in the UCC) which may be asserted by it against any third party.

                  6.14 Borrower hereby represents and covenants that it is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of equipment which are leased by Borrower, certain intellectual property licensed by Borrower and certain jointly owned intellectual property. Borrower hereby further represents and covenants that the Collateral is now and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, subject only to certain Permitted Liens (as defined below). Subject to the immediately preceding sentence, Borrower hereby agrees to take such steps from time to time as may be requested by the Lender to ensure that the security interest created hereby shall constitute a first priority security interest under applicable law, including the UCC. As used herein, "Permitted Liens" shall mean (i) purchase money security interests in specific items of equipment, (ii) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's, or other like Liens (as defined below) arising in the ordinary course of business, or deposits to obtain the release of such Liens, (iii) Liens for current taxes not yet due and payable or to the extent the taxpayer is contesting such taxes in good faith through appropriate proceedings, (iv) Liens existing on the date hereof held by the landlords of the Borrower on certain Collateral, and (v) Liens or minor imperfections of title that do not materially impair the continued use and operation of the assets to which they relate and would not reasonably be expected to have a material adverse effect on the business, operations, properties (including intangible properties and leased or owned properties), condition (financial or otherwise), prospects, assets or liabilities of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect"). As used herein, "Liens" shall mean with respect to any person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such person.

                  6.15 Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to the Lender, in such form and amounts as the Lender may reasonably require and that are customary and in accordance with standard practices for Borrower's industry and locations, and Borrower shall provide evidence of such insurance to the Lender, so that the Lender is satisfied that such insurance is, at all times, in full force and effect.

                  6.16 Should any third-party suit or proceeding be instituted by or against the Lender with respect to the Collateral or in any manner relating to Borrower, Borrower shall, without expense to the Lender, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that the Lender may deem them reasonable necessary in order to prosecute or defend any such suit or proceeding.

         7. Event of Default. This Note shall become immediately due and payable upon the occurrence of an Event of Default, whereupon (i) the Lender may cease making any loans or otherwise extending credit to Borrower hereunder or under any other document or agreement, including without limitation, the Loan Agreement, (ii) this Note and all accrued interest shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower and (iii) the Lender, at its option, may proceed to enforce all other rights and remedies available to the Lender under applicable law, including without limitation the taking possession of any or all of the Collateral wherever it may be found. For purposes hereof, the occurrence of any of the following shall constitute an "Event of Default" under this Note:

         (a) the failure by Borrower to make any payment of principal or any other amount payable hereunder, under any other Note issued by Borrower under the Loan Agreement, under any other evidence of indebtedness delivered by Borrower to the Lender, when the same becomes due or the breach of any other condition or Obligation under this Note or any other Note or evidence of indebtedness delivered by Borrower to the Lender under the Loan Agreement or otherwise;

         (b) the filing of a petition by or against Borrower under any provision of applicable bankruptcy or similar law; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of Borrower; or the insolvency of Borrower; or the making of a general assignment for the benefit of creditors by Borrower;

         (c) the past or future making of any untrue representation or warranty by Borrower under or in connection with this Note, the Loan Agreement, any other evidence of indebtedness delivered by Borrower to the Lender or any certificate, instrument or written statement delivered in connection therewith which could reasonably be expected to have a Material Adverse Effect;

         (d) subject only to certain Permitted Liens, failure of the security interest purported to be created hereby to be a first priority perfected security interest free and clear of all liens, security interests or other encumbrances of any nature whatsoever; or

         (e) failure of Borrower to comply with any covenant or agreement contained herein or in the Loan Agreement which failure remains unremedied for a period of 30 days after notice thereof shall have been given to Borrower by the Lender and could reasonably be expected to have a Material Adverse Effect.

         8. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made only with the written consent of Borrower and the Lender. This Note shall inure to the benefit of and bind the successors, permitted assigns, heirs, executors, and administrators of Borrower and the Lender. Failure of the Lender to assert any right herein shall not be deemed to be a waiver thereof.

         9. Usury Savings Clause. Each of Borrower and the Lenders intend to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts due under this Note under applicable law, then it is each of Borrower's and the Lenders' express intention that Borrower not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 9 shall control over all other provisions of this Note which may be in apparent conflict hereunder, that such excess amount shall be immediately credited to the principal balance of this Note, and the provisions hereof shall immediately be reformed and the amounts thereafter decreased, so as to comply with the then applicable usury law, but so as to permit the recovery of the fullest amount otherwise due under this Note.

         10. Costs. Borrower agrees to pay all reasonable costs of collection and enforcement of any amounts due hereunder arising as a result of any default hereunder, including without limitation, attorneys' fees and expenses.

         11. Governing Law. This Note is made in accordance with and shall be construed under the laws of the State of New York, other than the conflicts of law principles thereof.

         12. Waiver. All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notice of any kind.

         13. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth below such party's signature or at such other address as may be specified by such party from time to time.


                                    AGREED:

                                    SYNQUEST, INC.
                                    as Borrower

                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:

                                    Address: 3500 Parkway Lane, Suite 555
                                    Norcross, Georgia 30092
                                    Facsimile: (770) 325-2949
                                    Attention:

                                    ACCEPTED:

                                    WARBURG, PINCUS INVESTORS, L.P., as
                                    Lender



                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:

                                    Address: 466 Lexington Avenue
                                             New York, New York 10017
                                             Facsimile: (212) 878-9359
                                             Attention:

                                   SCHEDULE 1

                            Description of Collateral

The Collateral includes the following items or types of property, whether now owned or hereafter acquired and wherever located: goods, equipment, inventory, accounts, instruments, investment property, chattel paper, commercial tort claims, notes, deposit accounts, general intangibles, payment intangibles, letter-of-credit rights and proceeds of the foregoing. Each of the foregoing terms includes all such terms as defined in the New York Uniform Commercial Code, as amended from time to time.